UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2022

CLARUS THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39802	85-1231852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Skokie Boulevard, Suite 340 Northbrook, Illinois	60062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 562-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CRXT	The Nasdaq Global Market
Warrants to purchase one share of common stock at an exercise price of $11.50	CRXTW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on February 18, 2022, Clarus Therapeutics Holdings, Inc. (“Clarus”) received two written notifications from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”). The first notification indicated that as of February 18, 2022, Clarus did not meet the $15,000,000 minimum market value of publicly held shares required to maintain continued listing as set forth in Nasdaq Marketplace Rule 5450(b)(2)(C) (the “MVPHS Rule”) for the 33-business day period ended February 17, 2022. The second notification indicated that as of February 18, 2022, Clarus did not meet the $50,000,000 minimum market value of listed securities required to maintain continued listing as set forth in Nasdaq Marketplace Rule 5450(b)(2)(A) (the “MVLS Rule” and together with the MVPHS Rule, the “Rules”) for the 30-business day period ended February 17, 2022. Clarus was given 180 days from the date of notification, or until August 17, 2022, to regain compliance with the Rules.

On August 22, 2022, Clarus received a staff determination letter from Nasdaq notifying it that it had not regained compliance with the Rules. The letter stated that unless Clarus requests an appeal, Clarus’ common stock would be suspended at the opening of business on August 31, 2022 and that Nasdaq would file a Form 25-NSE with the Securities and Exchange Commission, which will remove Clarus’ securities from listing and registration on the Nasdaq.

Upon suspension from Nasdaq, Clarus expects its securities to begin trading on the OTC Markets’ “OTC Pink Market” tier.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2022	CLARUS THERAPEUTICS HOLDINGS, INC.

	By:	/s/ Robert E. Dudley
	Name:	Robert E. Dudley
	Title:	Chief Executive Officer